UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 5, 2021, certain subsidiaries of Evoqua Water Technologies Corp. (the “Company”) entered into (i) the Third Amendment to the Receivables Financing Agreement (the “RFA Amendment”), among Evoqua Finance LLC (“Evoqua Finance”), a special purpose entity and an indirect wholly-owned subsidiary of the Company, as borrower, Evoqua Water Technologies LLC (“EWT LLC”), an indirect wholly-owned subsidiary of the Company, as initial servicer, and PNC Bank, National Association, as lender and administrative agent (the “Administrative Agent”), and (ii) the First Amendment to the Sale and Contribution Agreement (the “SCA Amendment”), among Evoqua Finance, as buyer, EWT LLC, as initial servicer and an originator, and Neptune Benson, Inc. (“Neptune”), an indirect wholly-owned subsidiary of the Company, as an originator (together with EWT LLC, the “Originators”).
The RFA Amendment modified the terms of that certain Receivables Financing Agreement (as amended by the First Amendment to the Receivables Financing Agreement, dated as of April 15, 2021, and the Second Amendment to the Receivables Financing Agreement, dated as of July 30, 2021, and as further amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”), dated as of April 1, 2021, among Evoqua Finance, as borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, EWT LLC, as initial servicer, and PNC Capital Markets LLC, as structuring agent, pursuant to which the Lenders have made available to Evoqua Finance a receivables finance facility (the “Securitization Facility”) in an amount up to $150 million. Under the Securitization Facility, the Originators are required to sell substantially all of their trade receivables and certain related rights to payment and obligations of the Originators with respect to such receivables (the “Receivables”) to Evoqua Finance, which, in turn, obtains loans secured by the Receivables from the Lenders pursuant to the Receivables Financing Agreement.
The RFA Amendment replaced the flat 25% reserve against the Receivables eligible for financing included in the Receivables Financing Agreement with a set of dynamic reserves based on the historical quality of the Receivables. The new dynamic reserves include amounts related to the credit quality of the related obligors and historical dilution, delinquency and loss ratios. The RFA Amendment also made certain changes to the provisions for the transition to a new interest rate benchmark when LIBOR ceases to be available, updated certain provisions with respect to erroneous payments, revised provisions related to anti-terrorism and anti-money laundering laws, and made certain other technical amendments.
The SCA Amendment modified the terms of that certain Sale and Contribution Agreement (the “Sale Agreement”), dated as of April 1, 2021, among Evoqua Finance, as buyer, EWT LLC, as initial servicer and an originator, and Neptune as an originator. The SCA Amendment made certain technical changes to the Sale Agreement to permit collections of Receivables sold by Neptune to be deposited into a separate deposit account prior to an event of default.
The foregoing descriptions of the RFA Amendment and the SCA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the RFA Amendment and the SCA Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Third Amendment to the Receivables Financing Agreement among Evoqua Finance LLC, as borrower, Evoqua Water Technologies LLC, as initial servicer, and PNC Bank, National Association, as lender and administrative agent

10.2
First Amendment to the Sale and Contribution Agreement among Evoqua Finance LLC, as buyer, Evoqua Water Technologies LLC, as initial servicer and an originator, and Neptune Benson, Inc., as an originator

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 11, 2021		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer